NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Fourth Quarter 2014 Results;
Achieves Record Annual Sales, Operating Profit and EPS

Fourth quarter results compared to the prior year:

•	Consolidated sales of $2.0 billion, organic growth of 8.1%

•	Operating profit of $124.2 million, up 12.3%

•	Earnings per share of $1.40, up 11.1%

•	Free cash flow of $106.8 million, or 144% of net income

Full year results compared to the prior year:

•	Record consolidated sales of $7.9 billion, organic growth of 5.6%

•	Record operating profit of $466.2 million, up 4.8%

•	Record earnings per share of $5.18, up 3.2%

•	Free cash flow of $230.6 million, or 84% of net income

PITTSBURGH, January 29, 2015 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2014 fourth quarter results.

The following are results for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. A reconciliation of adjusted results is provided in the Non-GAAP Financial Measures section of this release.

•
Net sales were $1,995.5 million for the fourth quarter of 2014, compared to $1,880.1 million for the fourth quarter of 2013, an increase of 6.1%. Organic sales increased 8.1%, acquisitions positively impacted sales by 1.6%, and foreign exchange and number of workdays negatively impacted sales by 2.0% and 1.6%, respectively. Adjusting for the workday impact in the quarter, organic sales were flat sequentially.

•	Gross profit was $402.2 million, or 20.2% of sales, for the fourth quarter of 2014, compared to $376.2 million, or 20.0% of sales, for the fourth quarter of 2013.

•	Selling, general & administrative (SG&A) expenses were $260.9 million, or 13.1% of sales, for the fourth quarter of 2014, compared to $248.6 million, or 13.2% of sales, for the fourth quarter of 2013.

•
Operating profit was $124.2 million for the current quarter, up 12.3% from $110.6 million for the comparable 2013 quarter. Operating profit as a percentage of sales was 6.2% and 5.9% in 2014 and 2013, respectively.

•
Interest expense for the fourth quarter of 2014 was $20.2 million, compared to $20.6 million for the fourth quarter of 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the fourth quarter of 2014 and 2013 was $2.4 million and $3.5 million, respectively.

•	The effective tax rate for the current quarter was 28.8%, compared to 24.5% for the prior year fourth quarter. As adjusted, the effective tax rate for the prior year fourth quarter was 25.5%.

•
Net income attributable to WESCO International, Inc. of $74.5 million for the current quarter was up 28.4% from $58.0 million for the prior year quarter. Compared to adjusted net income attributable to WESCO International, Inc. of $67.0 million for the fourth quarter of 2013, the current quarter was up 11.2%.

•
Earnings per diluted share for the fourth quarter of 2014 were $1.40 per share, based on 53.0 million diluted shares, compared to adjusted earnings per diluted share of $1.26 in the fourth quarter of 2013, based on 53.2 million diluted shares.

•
Free cash flow for the fourth quarter of 2014 was $106.8 million, or 144% of net income, compared to $128.1 million for the fourth quarter of 2013. Free cash flow was 191% of adjusted net income for the fourth quarter of 2013.

Mr. John J. Engel, WESCO’s Chairman and Chief Executive Officer, stated, “Our fourth quarter sales grew 8%, our highest quarterly organic growth rate since the second quarter of 2012, reflecting growth in all four of our end markets and in all three of our geographic regions. Organic sales accelerated through the quarter with October up 5%, November up 8%, and December up 12%. Sales in the U.S. were up 10%, sales in Canada were up 4%, and sales for the rest of the world were up 2%. Gross margin increased 20 basis points over last year but was below our expectations driven by strong direct ship sales, particularly in December. Effective cost controls and operating cost leverage expanded operating margin to 6.2%, up 30 basis points from last year. Earnings per diluted share grew to $1.40, up 11% versus prior year. Free cash flow generation was also strong in the quarter and our financial leverage remains well within our targeted range.”

Mr. Engel continued, “On a full year basis, we posted record sales, profitability, and earnings per share. Our One WESCO initiatives are gaining traction and, combined with the reorganization we implemented at the beginning of 2014, helped drive organic sales growth of over 5% and earnings per share of $5.18, despite a challenging start to last year. Operating margins were flat on a year-over-year basis and below our outlook. Expanding operating margins is a top priority in 2015 as we continue to drive our One WESCO sales, productivity, and lean initiatives. Our acquisition pipeline remains robust, and we see excellent opportunities to strengthen our electrical core and further expand our portfolio of products and services this year. As we outlined in our investor outlook call in December, we expect sales growth of 3% to 6% and EPS of $5.50 to $5.90 per diluted share in 2015."

The following results are for the year ended December 31, 2014 compared to the year ended December 31, 2013. A reconciliation of adjusted results is provided in the Non-GAAP Financial Measures section of this release.

•
Net sales were $7,889.6 million for 2014, compared to $7,513.3 million for 2013, an increase of 5.0%. Organic sales increased 5.6%, acquisitions positively impacted sales by 1.4%, and foreign exchange and number of workdays negatively impacted sales by 1.6% and 0.4%, respectively.

•	Gross profit of $1,611.0 million, or 20.4% of sales, for 2014 increased $65.6 million from $1,545.4 million, or 20.6% of sales, for 2013.

•	SG&A expenses for 2014 were $1,076.8 million, or 13.6% of sales, compared to adjusted SG&A expenses of $1,032.9 million, or 13.7% of sales, for 2013.

•
Operating profit was $466.2 million for 2014, up 4.8% from adjusted operating profit of $444.9 million for 2013. Operating profit as a percentage of sales was 5.9% in 2014, comparable with 5.9% in 2013, as adjusted.

•
Interest expense for 2014 was $82.1 million, compared to $85.6 million for 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for 2014 and 2013 was $9.5 million and $10.2 million, respectively.

•	The effective tax rate was 28.3% for 2014 compared to 26.4% for 2013, as adjusted.

•	Net income attributable to WESCO International, Inc. of $275.9 million for 2014 was up 4.4% from $264.2 million for 2013, as adjusted.

•
Earnings per diluted share for 2014 were $5.18 per share, based on 53.3 million diluted shares, compared to adjusted earnings per diluted share of $5.02 per share for 2013, based on 52.7 million diluted shares.

•	Free cash flow for 2014 was $230.6 million, or 84% of net income, compared to $308.4 million in 2013. Free cash flow was 117% of adjusted net income for 2013.

Mr. Engel added, "I am very proud of the sales results and extra effort delivered by all our associates working together as a One WESCO team serving our customers. We have significantly strengthened our business over the past year and enhanced our position in the global marketplace. Our One WESCO value proposition and strategy provides significant long-term growth and value creation opportunities for our customers, our suppliers, and our shareholders.”

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the fourth quarter earnings as described in this News Release on Thursday, January 29, 2015, at 11:00 a.m. E.S.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call replay will be available on the WESCO website through 9:00 A.M., February 5, 2015.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2014 annual sales were approximately $7.9 billion. The Company employs approximately 9,400 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 485 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Senior Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2014		December 31, 2013
Net sales	$1,995.5		$1,880.1
Cost of goods sold (excluding	1,593.3	79.8%	1,503.9	80.0%
depreciation and amortization below)
Selling, general and administrative expenses	260.9	13.1%	248.6	13.2%
Depreciation and amortization	17.1		17.0
Income from operations	124.2	6.2%	110.6	5.9%
Interest expense, net	20.2		20.6
Loss on debt extinguishment	—		13.2
Income before income taxes	104.0	5.2%	76.8	4.1%
Provision for income taxes	29.9		18.8
Net income	74.1	3.7%	58.0	3.1%
Less: Net loss attributable to noncontrolling interest	(0.4)		—
Net income attributable to WESCO International, Inc.	$74.5	3.7%	$58.0	3.1%

Earnings per diluted common share	$1.40		$1.09

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share (in millions)	53.0		53.2

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2013
Net sales	$7,889.6		$7,513.3
Cost of goods sold (excluding	6,278.6	79.6%	5,967.9	79.4%
depreciation and amortization below)
Selling, general and administrative expenses	1,076.8	13.6%	996.8	13.3%
Depreciation and amortization	68.0		67.6
Income from operations	466.2	5.9%	481.0	6.4%
Interest expense, net	82.1		85.6
Loss on debt extinguishment	—		13.2
Loss on sale of Argentina business	—		2.3
Income before income taxes	384.1	4.9%	379.9	5.1%
Provision for income taxes	108.7		103.4
Net income	275.4	3.5%	276.5	3.7%
Less: Net income (loss) attributable to noncontrolling interest	(0.5)		0.1
Net income attributable to WESCO International, Inc.	$275.9	3.5%	$276.4	3.7%

Earnings per diluted common share	$5.18		$5.25

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share (in millions)	53.3		52.7

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$128.3	$123.7
Trade accounts receivable, net	1,117.4	1,045.1
Inventories, net	819.5	787.3
Current deferred income taxes	35.9	44.7
Other current assets	249.2	204.8
Total current assets	2,350.3	2,205.6
Other assets	2,404.0	2,443.3
Total assets	$4,754.3	$4,648.9

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$765.1	$735.1
Current debt and short-term borrowings	49.1	40.1
Other current liabilities	249.6	276.5
Total current liabilities	1,063.8	1,051.7

Long-term debt	1,366.4	1,447.6
Other noncurrent liabilities	396.0	384.8
Total liabilities	2,826.2	2,884.1

Stockholders' Equity
Total stockholders' equity	1,928.1	1,764.8
Total liabilities and stockholders' equity	$4,754.3	$4,648.9

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2013
Operating Activities:
Net income	$275.4	$276.5
Add back (deduct):
Depreciation and amortization	68.0	67.6
Deferred income taxes	(0.5)	20.6
Change in trade receivables, net	(89.0)	(30.5)
Change in inventories, net	(36.8)	(9.3)
Change in accounts payable	37.6	37.8
Other	(3.6)	(47.6)
Net cash provided by operating activities	251.1	315.1

Investing Activities:
Capital expenditures	(20.5)	(27.8)
Acquisition payments	(138.6)	—
Other	15.0	9.6
Net cash used in investing activities	(144.1)	(18.2)

Financing Activities:
Debt repayments, net of proceeds	(63.7)	(239.1)
Equity activity, net	(0.7)	(4.2)
Other	(31.2)	(14.2)
Net cash used in financing activities	(95.6)	(257.5)

Effect of exchange rate changes on cash and cash equivalents	(6.8)	(1.8)

Net change in cash and cash equivalents	4.6	37.6
Cash and cash equivalents at the beginning of the period	123.7	86.1
Cash and cash equivalents at the end of the period	$128.3	$123.7

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, adjusted net income, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions impacting comparability of results, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended	Twelve Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	December 31, 2014	December 31, 2014

Change in net sales	6.1%	5.0%
Impact from acquisitions	1.6%	1.4%
Impact from foreign exchange rates	(2.0)%	(1.6)%
Impact from number of workdays	(1.6)%	(0.4)%
Normalized organic sales growth	8.1%	5.6%

Three Months Ended
Normalized Organic Sales Growth - Sequential:	December 31, 2014

Change in net sales	(4.0)%
Impact from acquisitions	—%
Impact from foreign exchange rates	(0.9)%
Impact from number of workdays	(3.1)%
Normalized organic sales growth	—%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Twelve Months Ended
Gross Profit:	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(dollar amounts in millions)
Net sales	$1,995.5	$1,880.1	$7,889.6	$7,513.3
Cost of goods sold (excluding depreciation and amortization)	1,593.3	1,503.9	6,278.6	5,967.9
Gross profit	$402.2	$376.2	$1,611.0	$1,545.4
Gross margin	20.2%	20.0%	20.4%	20.6%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted Selling, General and Administrative Expenses:	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(amounts in millions except for diluted EPS)
Selling, general and administrative expenses	$260.9	$248.6	$1,076.8	$996.8
ArcelorMittal litigation recovery included in SG&A	—	—	—	36.1
Adjusted selling, general and administrative expenses	$260.9	$248.6	$1,076.8	$1,032.9
Percent of sales	13.1%	13.2%	13.6%	13.7%

Adjusted Income from Operations:
Income from operations	$124.2	$110.6	$466.2	$481.0
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Adjusted income from operations	$124.2	$110.6	$466.2	$444.9
Percent of sales	6.2%	5.9%	5.9%	5.9%

Adjusted Net Income Attributable to WESCO International, Inc.:
Income before income taxes	$104.0	$76.8	$384.1	$379.9
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Loss on debt extinguishment	—	13.2	—	13.2
Loss on sale of Argentina business	—	—	—	2.3
Adjusted income before income taxes	104.0	90.0	384.1	359.3
Adjusted provision for income taxes	29.9	23.0	108.7	95.0
Adjusted net income	74.1	67.0	275.4	264.3
Less: Net income (loss) attributable to noncontrolling interest	(0.4)	—	(0.5)	0.1
Adjusted net income attributable to WESCO International, Inc.	$74.5	$67.0	$275.9	$264.2

Adjusted Diluted EPS:
Diluted share count	53.0	53.2	53.3	52.7
Adjusted diluted EPS	$1.40	$1.26	$5.18	$5.02

Note: Adjusted SG&A, income from operations, net income attributable to WESCO International, Inc., and earnings per share are provided by the Company as additional financial measures, which allow investors to compare the Company's performance from period to period by adjusting for transactions management views as impacting the comparability of results. Adjusted diluted EPS is calculated by dividing adjusted net income attributable to WESCO International, Inc. by weighted average common shares outstanding and common share equivalents.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
Financial Leverage:	December 31, 2014	December 31, 2013
(dollar amounts in millions)
Income from operations	$466.2	$481.0
Adjust for ArcelorMittal litigation recovery	—	(36.1)
Depreciation and amortization	68.0	67.6
Adjusted EBITDA	$534.2	$512.5

	December 31, 2014	December 31, 2013
Current debt	$49.1	$40.1
Long-term debt	1,366.4	1,447.6
Debt discount related to convertible debentures and term loan (1)	170.4	174.7
Total debt including debt discount	$1,585.9	$1,662.4

Financial leverage ratio	3.0	3.2

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by Adjusted EBITDA. Adjusted EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization, excluding the ArcelorMittal litigation charge.

(1) The convertible debentures and term loan are presented on the consolidated balance sheets in long-term debt, net of the unamortized discount.

	Three Months Ended		Twelve Months Ended
Free Cash Flow:	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(dollar amounts in millions)
Cash flow provided by operations	$111.3	$135.4	$251.1	$315.1
Less: Capital expenditures	(4.5)	(7.3)	(20.5)	(27.8)
Add: Non-recurring pension contribution	—	—	—	21.1
Free cash flow	$106.8	$128.1	$230.6	$308.4

Note: The table above reconciles cash flow provided by operations to free cash flow. Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs. During the quarter ended September 30, 2013, a non-recurring contribution was made to fund the Canadian EECOL pension plan. This contribution was required pursuant to the terms of the share purchase agreement by which the Company acquired EECOL in 2012. EECOL sellers fully funded this contribution by way of a direct reduction in the purchase price at the date of acquisition. GAAP requires the contribution to be shown as a reduction of operating cash flow, however, it is added back to accurately reflect free cash flow.